EXHIBIT 99.1

Everett Tackett, APR Public Relations ON Semiconductor (602) 244-4534 everett.tackett@onsemi.com	Ken Rizvi Investor Relations ON Semiconductor (602) 244-3437 ken.rizvi@onsemi.com

ON Semiconductor Successfully Purchases $226 Million of its 12 Percent

Senior Subordinated Notes Due 2009

PHOENIX, Ariz. – April 22, 2004 – ON Semiconductor (Nasdaq: ONNN) today announced that it has purchased approximately $226 million principal amount, or 87 percent of the outstanding principal amount of its 12 percent Senior Subordinated Notes due in 2009, pursuant to the terms and conditions set forth in ON Semiconductor’s Offer to Purchase and Consent Solicitation Statement dated April 6, 2004 (the “Offer”). This is expected to save ON Semiconductor approximately $27 million a year in interest expense. At the expiration of the Offer, the remainder of the 12 percent Senior Subordinated Notes are expected to be called and the notes redeemed on or around Aug. 1, 2004.

“This is the most important financial transaction we have done to date in our efforts to reduce our annual interest expense,” said Donald Colvin, ON Semiconductor’s senior vice president and CFO. “The prepayment of the notes reduces our annual interest expense by approximately 25 percent and is consistent with our ongoing strategy to strengthen the company’s balance sheet and financial health.”

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any notes. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated April 6, 2004, which set forth the complete terms of the tender offer and consent solicitation.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to interest expense, redemption of the notes and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our amended Form 10-K for the year ended December 31, 2003 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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